N-CSR Item 19(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Hermes Insurance Series on behalf of Federated Hermes Government Money Fund II, Federated Hermes High Income Bond Fund II, Federated Hermes Kaufmann Fund II, Federated Hermes Managed Volatility Fund II, Federated Hermes Quality Bond Fund II, Federated Hermes Fund for U.S. Government Securities II(the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 14, 2026

/s/ Paul A. Uhlman

Paul A. Uhlman

Title: President, Principal Executive Officer

Dated: August 14, 2026

/s/ Jeremy D. Boughton

Jeremy D. Boughton

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.